EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



        As independent public accountants, we hereby consent to the use of our report dated July 19, 1999 included in this Registration Statement and to all references to our Firm included in this Registration Statement.



                                                          /s/Arthur Andersen LLP
                                                         -----------------------
Hartford, Connecticut
September 13, 1999